Exhibit 1.1

Regional Developer License Purchase Agreement

This Regional Developer License Purchase Agreement (this “Agreement”) is entered into on this 1st day of January, 2016, by The Joint Corp., a Delaware corporation (“TJC”), Christina Ybanez (“Seller”) and Mark Elias (“Guarantor”) (TJC, Seller and Guarantor are referred to herein collectively as the “Parties”).

Background:

A. TJC and Seller are parties to a Regional Developer Agreement dated March 19, 2012, (the “RDA”), relating to TJC franchise territories in the Las Vegas, NV Metropolitan Service Area, San Bernardino County, CA and Riverside County, CA. Guarantor and Seller have executed a joint and several guaranty (the “Guaranty”) of Owner’s obligations under the RDA.

B. The Seller now desires to sell the franchise territories for San Bernardino County, CA and for Riverside County, CA (collectively the “CALIFORNIA TERRITORIES”) and TJC desires to purchase the CALIFORNIA TERRITORIES on the terms and subject to the conditions of this Agreement.

C. TJC and Seller further desire to amend the RDA on the terms and conditions set forth in this Agreement and EXHIBIT A hereto:

Now, therefore, in consideration of their mutual promises and intending to be legally bound, the Parties agree as follows:

1. Definitions

Capitalized terms used in this Agreement (including the preceding “Background” section) without being defined have the same meanings that they have in the RDA.

2. Purchase and Sale

(a) As of the closing date, Seller shall sell and TJC shall purchase the CALIFORNIA TERRITORIES on the terms set forth herein. The Parties agree that upon the sale and purchase of the CALIFORNIA TERRITORIES, the all references in the RDA to the Development Area shall be deemed to refer only to the Las Vegas, NV Metropolitan Service Area (“Las Vegas”) and that the Parties’ respective rights, duties and obligations with respect to the CALIFORNIA TERRITORIES shall be thereby terminated.

(b) Closing of the transaction contemplated by this Agreement shall take place no later than January 4, 2016.

3. Payment

At the closing of the transaction contemplated in this Agreement, TJC shall pay to Seller $275,000 in immediately available funds by a wire transfer to the bank account designated by Seller.

4. Amendment to the RDA

(a) Notwithstanding the sale and termination of the CALIFORNIA TERRITORIES, all the provisions of the RDA shall survive and continue in effect in accordance with their terms as they relate to Las Vegas.

(b) Seller and Guarantor acknowledge and agree that their joint and several guaranty of the performance by Seller of all surviving terms of the RDA.

(c) Seller and TJC agree to execute the Amendment to the Regional Developer Agreement attached as EXHIBIT A hereto contemporaneously with this Agreement.

5. Representations and Warranties

Seller and Guarantor hereby jointly and severally represent and warrant to TJC as follows:

(a) Organization. Seller and Guarantor have full power and authority to conduct their business as it is now being conducted, and to execute, deliver and perform this Agreement.

(b) Authority. Neither Seller nor Guarantor is a party to, subject to, or bound by any agreement, judgment, order, writ, injunction, or decree of any court or governmental body that prevents or impairs the carrying out of this Agreement. All other actions (including all action required by state law) necessary to authorize the execution, delivery and performance by Seller of this Agreement, and the other documents, instruments and agreements necessary or appropriate to carry out the transactions herein contemplated, have been taken by Seller. Upon the execution of this Agreement and the other documents and instruments contemplated hereby by Seller and Guarantor, this Agreement and such other documents and instruments will be the valid and legally binding obligations of Seller and Guarantor, enforceable against each of them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c) No Consent or Approval Required. No authorization, consent, approval or other order of, declaration to or filing with any governmental body or authority is required for the consummation by Seller and Guarantor of the transactions contemplated by this Agreement.

TJC hereby represents and warrants to each of Seller and Guarantor as follows:

(a) Organization. TJC is a corporation duly organized and validly subsisting under the laws of the state of Delaware, and TJC has full power and authority to conduct its business as it is now being conducted, and to execute, deliver and perform this Agreement.

(b) Authority. TJC is not a party to, subject to or bound by any agreement, judgment, order, writ, injunction, or decree of any court or governmental body that prevents or impairs the carrying out of this Agreement. The execution, delivery and performance of this Agreement and all other documents, instruments and agreements contemplated hereby is subject to authorization and express written approval by TJC’s Board of Directors. All other actions (including all action required by state law and by the organizational documents of TJC) necessary to authorize the execution, delivery and performance by TJC of this Agreement and any other documents, instruments and agreements necessary or appropriate to carry out the transactions herein contemplated, have been taken by TJC. Upon the execution of this Agreement and the other documents and instruments contemplated hereby by TJC, this Agreement and such other documents and instruments will be the valid and legally binding obligations of TJC, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c) No Consent or Approval Required. No authorization, consent, approval or other order of, declaration to or filing with any governmental body or authority is required for the consummation by TJC of the transactions contemplated by this Agreement.

6. Releases

(a) Seller and Guarantor, for themselves and their and his heirs, legal representatives and assigns, each hereby unconditionally and irrevocably releases and waives all claims, demands, causes of action and damages of any kind whatever, whether known or unknown (collectively, “Claims”) that Seller or Guarantor now has or in the future may have against TJC and its successors and assigns by reason of any event, occurrence or omission arising under or relating to the CALIFORNIA TERRITORIES, with the exception of Claims arising under this Agreement.

(b) TJC, for itself and its successors and assigns, hereby unconditionally and irrevocably releases and waives all Claims that TJC now has or in the future may have against Seller and Guarantor and it or his heirs, legal representatives and assigns by reason of any event, occurrence or omission arising under or relating to the CALIFORNIA TERRITORIES, with the exception of Claims arising under this Agreement.

(c) The foregoing releases shall not apply in the case of a claim for indemnification pursuant to Paragraph 7 below.

7. Indemnification

(a) Seller and Guarantor, for themselves and their heirs, legal representatives and assigns, each hereby agrees to indemnify TJC and its successors and assigns against, and hold TJC and each of the others harmless from, any Claim by a third party which may at any time be asserted against TJC by reason of any action or omission by Guarantor or Seller under or relating to the CALIFORNIA TERRITORIES.

(b) TJC, for itself and its successors and assigns, hereby agrees to indemnify Seller and Guarantor and his heirs, legal representatives and assigns, and hold Seller and Guarantor and each of the others harmless from, any Claim by a third party which may at any time be asserted against Seller or Guarantor by reason of any action or omission by TJC under or relating to the CALIFORNIA TERRITORIES.

8. Confidentiality

Seller and Guarantor acknowledge that both the existence of this Agreement and the provisions that it contains are confidential and each agrees that it or he will not directly or indirectly, by any means, disclose to any third party either the existence of this Agreement or the provisions that it contains without the prior written approval of TJC. Seller and Guarantor agree that if it or he violates this confidentiality obligation, then in addition to any other remedies that may be available to TJC, TJC shall be entitled to seek a temporary restraining order, and a preliminary and permanent injunction to prevent Seller’s or Guarantor’s continued violation, without the necessity of proving actual damages or posting any bond or other security.

9. Counterparts

This Agreement may be signed in any number of counterparts (including by facsimile or portable document format (pdf)), all of which together shall constitute one and the same instrument.

10. Governing Law

This Agreement shall be governed by the laws of the State of Arizona without regard to conflicts-of-law principles or rules that would require this Agreement to be governed by the laws of a different state.

11. Binding Effect

This Agreement shall apply to, be binding in all respects upon and inure to the benefit of Parties and their respective heirs, legal representatives, successors and assigns.

Signatures appear on the following page

In witness, the Parties have executed this Agreement.

The Joint Corp.

By: /s/ David Orwasher

David Orwasher

Its: Chief Development and Strategy Officer

Seller

/s/Christina Ybanez

Christina Ybanez

Guarantor

/s/ Mark Elias

Mark Elias

Signature page to Regional Developer License Purchase Agreement

EXHIBIT A

Amendment to Regional Developer Agreement